Colfax Names Christopher Hix Chief Financial Officer
Colfax CFO Scott Brannan Will Continue to Serve as a Part-Time Non-Executive Advisor and Will Join the Rales Family Office
ANNAPOLIS JUNCTION, MD – June 2, 2016 – Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas and fluid-handling and fabrication technology products and services, today announced that Christopher Hix, who was most recently Chief Financial Officer of OM Group, Inc. and prior to that held the same role at Robbins & Myers, Inc., has been named Chief Financial Officer of Colfax. Mr. Hix will join Colfax on July 1, 2016 and will formally transition into the Chief Financial Officer role following the filing Colfax’s 10-Q for the second quarter of 2016 in August. He succeeds Scott Brannan, who will assist in this transition and will continue to serve as a part-time non-executive advisor while also working for the Rales family office.
“We are very pleased to have Chris, a seasoned CFO, joining Colfax,” said Matthew Trerotola, President and Chief Executive Officer of Colfax. “He brings significant expertise in global diversified industrials as well as great operational finance, corporate finance, and strategic acumen. This vital combination of skills, in addition to his passion for continuous improvement, makes Chris well suited to lead our finance function. I also want to thank Scott for his many contributions to Colfax, first as our Audit Committee chair and then as Chief Financial Officer, and I am pleased he will be assisting us during this leadership transition.”
Mr. Hix said “I am very pleased to be joining Colfax and believe the Company has tremendous opportunities in front of it. I look forward to helping position it for growth, while improving operational efficiency.”
Mr. Hix, age 54, most recently served as the Chief Financial Officer of OM Group, Inc., a $1.5B, global, publically-listed diversified industrial company. Mr. Hix served within OM Group from 2012 until the company’s acquisition in late 2015. Prior to this assignment, he was the Chief Financial Officer of Robbins & Myers, a $1.0B, global publicly-listed diversified industrial company from 2006-2011. Prior to this, Mr. Hix spent 13 years in a variety of operating and financial roles of increasing responsibility within Roper Industries, a global industrial and technology company that underwent rapid growth and transitioned from private to public ownership during his tenure.
Mr. Hix holds a bachelor’s degree in business administration from the University of Southern California and a master's degree in business administration from St. Mary’s College of California. He also holds a certificate of public accountancy from the Commonwealth of Massachusetts.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the caption "Risk Factors." In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date hereof. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:
Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Media Contacts:
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Sard Verbinnen & Co
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